Tyler Technologies Reports Earnings for Second Quarter 2019

Subscription revenues grew 39% as bookings rose 72%

PLANO, Texas – July 31, 2019 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights:

•
Total revenues were $275.1 million, up 16.5% from $236.1 million for the second quarter of 2018. Organic revenue growth was 8.1%. Non-GAAP total revenues were $278.0 million, up 16.9% from $237.7 million for the second quarter of 2018. Non-GAAP organic revenue growth was 7.4%.

•	Recurring revenues from maintenance and subscriptions were $180.2 million, an increase of 20.8% compared to the second quarter of 2018, and comprised 65.5% of second quarter 2019 revenue.

•
Operating income was $36.7 million, down 1.3% from $37.1 million for the second quarter of 2018. Non-GAAP operating income was $68.4 million, up 10.1% from $62.1 million for the second quarter of 2018.

•
Net income was $32.0 million, or $0.80 per diluted share, down 18.3% compared to $39.2 million, or $0.97 per diluted share, for the second quarter of 2018. Non-GAAP net income was $51.8 million, or $1.30 per diluted share, up 8.8% compared to $47.6 million, or $1.18 per diluted share, for the second quarter of 2018.

•	Cash flows from operations were $24.5 million, up 8.4% compared to $22.6 million for the second quarter of 2018.

•	Adjusted EBITDA was $74.6 million, up 10.3% compared to $67.6 million for the second quarter of 2018.

•	Software subscription arrangements comprised approximately 80% of the total new software contract value in the second quarter.

•	Subscription bookings in the second quarter added $18.5 million in annual recurring revenue.

•	Total backlog was $1.43 billion, up 17.0% from $1.22 billion at June 30, 2018. Software-related backlog (excluding appraisal services) was $1.40 billion, up 17.4% from $1.19 billion at June 30, 2018.

•	Effective January 1, 2019, Tyler adopted the requirements of ASU No. 2016-02, Leases (Topic 842), utilizing the modified retrospective method of transition.

“We are pleased with our strong second quarter results as both revenue and bookings growth accelerated from the first quarter,” said Lynn Moore, Tyler’s president and chief executive officer. “Subscription revenues continue to pace our growth, with an increase of 38.6% over the second quarter of 2018. Our non-GAAP gross margin rose 90 basis points while our non-GAAP operating margin fell 150 basis points, as research and development expenses rose 27% over the second quarter of 2018, reflecting our high level of investment in products across the company.

"Bookings in the second quarter grew more than 72% to $452 million, a new quarterly record. We signed the two largest SaaS contracts in our history during the quarter - both for our Odyssey courts suite. One is a 10-ye

Tyler Technologies Reports Earnings
For Second Quarter 2019
July 31, 2019

ar arrangement with the North Carolina Administrative Office of the Courts and North Carolina Judicial Branch valued at approximately $85 million, which also includes statewide e-filing services, and the other is a $20 million contract with Bexar County, Texas. Our strong bookings drove backlog to a new high of $1.43 billion, up 17%.

"While the high level of SaaS arrangements in our new bookings mix continues to pressure short-term revenue growth, we expect growth to accelerate in the second half of the year, and our outlook for the full year remains positive," added Moore.

Guidance for 2019

As of July 31, 2019, Tyler Technologies is providing the following guidance for the full year 2019:

•	GAAP total revenues are expected to be in the range of $1.08 billion to $1.10 billion. Non-GAAP total revenues are expected to be in the range of $1.09 billion to $1.11 billion.

•
GAAP diluted earnings per share are expected to be in the range of $3.50 to $3.63 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate, as well as final valuation of acquired intangibles.

•	Non-GAAP diluted earnings per share are expected to be in the range of $5.22 to $5.35.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $62 million.

•	Research and development expense is expected to be in the range of $81 million to $83 million.

•	Fully diluted shares for the year are expected to be in the range of 40.0 million to 41.0 million shares.

•
GAAP earnings per share assumes an estimated annual effective tax rate of approximately 10% after discrete tax items and includes approximately $27 million of discrete tax benefits related to share-based compensation.

•	The non-GAAP annual effective tax rate is expected to be 24%.

•
Capital expenditures are expected to be in the range of $48 million to $50 million, including approximately $23 million related to real estate and approximately $6 million of capitalized software development. Total depreciation and amortization expense is expected to be approximately $77 million, including approximately $51 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $10 million. Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $62 million, and amortization of acquired software and intangible assets of approximately $51 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $27 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Tyler Technologies Reports Earnings
For Second Quarter 2019
July 31, 2019

Conference Call

Tyler Technologies will hold a conference call on Thursday, August 1, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10132510. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through August 8, 2019. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10132510.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is the largest and most established provider of integrated software and technology services focused on the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler’s solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 21,000 successful installations across 10,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. A financially strong company, Tyler has achieved double-digit revenue growth every quarter since 2012. It was also named to Forbes’ "Best Midsize Employers" list in 2018 and recognized twice on its "Most Innovative Growth Companies" list. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, and acquisition-related expenses.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in

Tyler Technologies Reports Earnings
For Second Quarter 2019
July 31, 2019

future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Tyler Technologies Reports Earnings
For Second Quarter 2019
July 31, 2019

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

19-55

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Software licenses and royalties	$20,675	$22,400	$42,468	$45,176
Subscriptions	73,475	53,009	140,750	102,037
Software services	57,401	50,674	105,844	96,613
Maintenance	106,689	96,076	206,841	189,973
Appraisal services	6,233	5,532	11,447	10,926
Hardware and other	10,651	8,369	14,840	12,509
Total revenues	275,124	236,060	522,190	457,234

Cost of revenues:
Software licenses and royalties	891	1,204	1,709	1,982
Acquired software	7,988	5,724	14,670	11,106
Software services, maintenance and subscriptions	125,759	109,487	242,919	215,572
Appraisal services	3,758	3,568	7,210	7,349
Hardware and other	8,868	6,801	11,774	9,144
Total cost of revenues	147,264	126,784	278,282	245,153

Gross profit	127,860	109,276	243,908	212,081

Selling, general and administrative expenses	65,827	52,262	123,593	99,866
Research and development expense	20,101	15,831	39,042	28,879
Amortization of customer and trade name intangibles	5,266	4,041	10,116	7,356
Operating income	36,666	37,142	71,157	75,980
Other (expense) income, net	(247)	558	339	1,157
Income before income taxes	36,419	37,700	71,496	77,137
Income tax provision (benefit)	4,420	(1,461)	12,149	151
Net income	$31,999	$39,161	$59,347	$76,986

Earnings per common share:
Basic	$0.83	$1.02	$1.54	$2.00
Diluted	$0.80	$0.97	$1.49	$1.91

Weighted average common shares outstanding:
Basic	38,402	38,390	38,462	38,416
Diluted	39,813	40,224	39,806	40,250

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP total revenues
GAAP total revenues	$275,124	$236,060	$522,190	$457,234
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	2,757	1,551	4,354	1,651
Add: Amortization of acquired leases	100	111	200	222
Non-GAAP total revenues	$277,981	$237,722	$526,744	$459,107

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$127,860	$109,276	$243,908	$212,081
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	2,757	1,551	4,354	1,651
Add: Amortization of acquired leases	100	111	200	222
Add: Share-based compensation expense included in cost of revenues	3,756	2,955	7,554	5,731
Add: Amortization of acquired software	7,988	5,724	14,670	11,106
Non-GAAP gross profit	$142,461	$119,617	$270,686	$230,791
GAAP gross margin	46.5%	46.3%	46.7%	46.4%
Non-GAAP gross margin	51.2%	50.3%	51.4%	50.3%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$36,666	$37,142	$71,157	$75,980
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	2,757	1,551	4,354	1,651
Add: Amortization of acquired leases	100	111	200	222
Add: Share-based compensation expense	15,066	12,933	29,482	23,490
Add: Employer portion of payroll tax related to employee stock transactions	308	604	431	924
Add: Acquisition related costs	245	—	940	—
Add: Amortization of acquired software	7,988	5,724	14,670	11,106
Add: Amortization of customer and trade name intangibles	5,266	4,041	10,116	7,356
Non-GAAP adjustments subtotal	31,730	24,964	$60,193	$44,749
Non-GAAP operating income	$68,396	$62,106	$131,350	$120,729
GAAP operating margin	13.3%	15.7%	13.6%	16.6%
Non-GAAP operating margin	24.6%	26.1%	24.9%	26.3%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$31,999	$39,161	$59,347	$76,986
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	31,730	24,964	60,193	44,749
Less: Tax impact related to non-GAAP adjustments	(11,935)	(16,500)	(19,456)	(29,101)
Non-GAAP net income	$51,794	$47,625	$100,084	$92,634
GAAP earnings per diluted share	$0.80	$0.97	$1.49	$1.91
Non-GAAP earnings per diluted share	$1.30	$1.18	$2.51	$2.30

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$3,756	$2,955	$7,554	$5,731
Selling, general and administrative expenses	11,310	9,978	21,928	17,759
Total share-based compensation expense	$15,066	$12,933	$29,482	$23,490

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$31,999	$39,161	$59,347	$76,986
Amortization of customer and trade name intangibles	5,266	4,041	10,116	7,356
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	14,136	11,209	26,562	22,006
Interest expense included in other income, net	709	189	1,173	378
Income tax provision	4,420	(1,461)	12,149	151
EBITDA	$56,530	$53,139	$109,347	$106,877
Write-downs of acquisition-related deferred revenue	2,757	1,551	4,354	1,651
Share-based compensation expense	15,066	12,933	29,482	23,490
Acquisition related costs	245	—	$940	$—
Adjusted EBITDA	$74,598	$67,623	$144,123	$132,018

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$11,187	$134,279
Accounts receivable, net	381,379	298,912
Current investments and other assets	61,004	80,970
Income tax receivable	—	4,697
Total current assets	453,570	518,858

Accounts receivable, long-term portion	20,511	16,020
Operating lease right-of-use assets	20,349	—
Property and equipment, net	170,150	155,177

Other assets:
Goodwill	835,911	753,718
Other intangibles, net	377,478	276,852
Non-current investments and other assets	71,462	70,338

Total assets	$1,949,431	$1,790,963

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$78,956	$73,390
Current income tax payable	249	—
Operating lease liabilities	6,039	—
Deferred revenue	368,488	350,512
Total current liabilities	453,732	423,902

Revolving line of credit	15,000	—
Deferred revenue, long-term	551	424
Deferred income taxes	39,749	41,791
Operating lease liabilities, long-term	18,769	—
Shareholders' equity	1,421,630	1,324,846

Total liabilities and shareholders' equity	$1,949,431	$1,790,963

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$31,999	$39,161	$59,347	$76,986
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	19,436	15,537	36,744	29,649
Share-based compensation expense	15,066	12,933	29,482	23,490
Deferred income tax benefit	(2,655)	(2,538)	(7,440)	(5,196)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(39,349)	(42,494)	(69,679)	(57,699)
Net cash provided by operating activities	24,497	22,599	48,454	67,230

Cash flows from investing activities:
Additions to property and equipment	(11,732)	(6,057)	(24,052)	(14,952)
Purchase of marketable security investments	(6,527)	(30,888)	(10,117)	(74,850)
Proceeds from marketable security investments	19,412	28,077	39,688	39,154
Investment in software	(1,542)	—	(2,232)	—
Cost of acquisitions, net of cash acquired	(90)	(157,152)	(199,220)	(157,152)
(Increase) decrease in other	(132)	(929)	432	(186)
Net cash used by investing activities	(611)	(166,949)	(195,501)	(207,986)

Cash flows from financing activities:
(Decrease) increase in net borrowings on revolving line of credit	(70,000)	—	15,000	—
Purchase of treasury shares	—	—	(17,786)	—
Proceeds from exercise of stock options	15,604	25,019	22,132	44,317
Contributions from employee stock purchase plan	2,260	1,962	4,609	3,760
Net cash (used) provided by financing activities	(52,136)	26,981	23,955	48,077

Net decrease in cash and cash equivalents	(28,250)	(117,369)	(123,092)	(92,679)
Cash and cash equivalents at beginning of period	39,437	210,616	134,279	185,926

Cash and cash equivalents at end of period	$11,187	$93,247	$11,187	$93,247